Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Astea International Inc. and subsidiaries on Form S--8 (Nos. 333-168793, 333-107757, 333-61981, 333-34865 and 333-33825) of our report dated March 31, 2017, on our audit of the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about March 31, 2017.

/s/ EisnerAmper LLP
Philadelphia, Pennsylvania
March 31, 2017

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